UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 30, 2010

PEABODY ENERGY CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

701 Market Street, St. Louis, Missouri		63101
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(314) 342-3400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On March 30, 2010, Peabody Energy Corporation ("Peabody") issued a press release confirming that it has submitted a non-binding indicative proposal to Macarthur Coal Limited (ASX: MCC). Under Peabody’s proposal, Macarthur shareholders would receive a cash price of A$13 per share, representing a total equity value of A$3.3 billion (US$3.0 billion). Under Peabody’s proposal Macarthur’s three largest shareholders would be offered the alternative of retaining their existing interest in Macarthur. The proposal contemplates a scheme of arrangement being put by Macarthur to its shareholders for approval, which would result in Macarthur being privatized and operated and controlled by Peabody. Peabody’s proposal is conditional upon Macarthur’s current offer to acquire Gloucester Coal and the associated Noble transactions not proceeding, and any transaction will be subject to regulatory approvals and other customary conditions. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. 99.1 Peabody press release dated March 30, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

March 31, 2010	By:	Kenneth L. Wagner

Name: Kenneth L. Wagner
Title: Vice President, Assistant General Counsel and Assistant Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Peabody press release dated March 30, 2010.